Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 7, 2024, in the Registration Statement (Form S-1) and related Prospectus of Bio-Path Holdings, Inc. dated January 17, 2025.

/s/ Ernst & Young LLP

Houston, Texas
January 17, 2025